UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 14, 2017, OM Asset Management plc (the “Company” or “we”) entered into a private repurchase agreement (the “Repurchase Agreement”) with Old Mutual plc (“OM plc”) and OM Group (UK) Limited, a wholly owned subsidiary of OM plc (“OMGUK”) pursuant to a share repurchase program approved by the Company's shareholders at the Company's 2016 annual general meeting of shareholders. Pursuant to the Repurchase Agreement, and subject to its terms and conditions, the Company has agreed to repurchase 5 million ordinary shares directly from OMGUK in a private transaction at the price per ordinary share set forth in the prospectus supplement relating to the concurrent public offering (the “Public Offering”) expected to commence on May 15, 2017 (the “Repurchase Transaction”). The closing of the Repurchase Transaction is subject to various conditions, including the closing of the Public Offering, and there can be no assurance that the Repurchase Transaction will be completed. The Company expects the completion of the Repurchase Transaction to be concurrent with the closing of the Public Offering. The Company expects to fund the Repurchase Transaction with cash on hand. A copy of the Repurchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 2.02	Results of Operations and Financial Condition.

The Company's assets under management ("AUM") as of April 30, 2017 were $253.6 billion, an increase of $3.9 billion, or 1.6%, as compared to the Company's AUM as of March 31, 2017. For the month ended April 30, 2017, the Company's net client cash flows were $0.6 billion and the annualized revenue impact of net client cash flows was $7.3 million. As of April 30, 2017, the percentage of the Company's products outperforming their investment benchmarks on a revenue-weighted basis over the one-, three-, and five-year periods was estimated to be 61%, 62% and 78%, respectively. As of April 30, 2017, the percentage of the Company's products outperforming their investment benchmarks on an equal-weighted basis over one-, three-, and five-year periods was estimated to be 56%, 70% and 81%, respectively. As of April 30, 2017, the percentage of the Company's products outperforming their investment benchmarks on an asset-weighted basis over one-, three-, and five-year periods was estimated to be 54%, 53% and 66%, respectively.

The information in this Item 2.02 and the information in Item 7.01 to this Current Report on Form 8-K is being furnished in accordance with Item 2.02 and Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

ITEM 5.01	Changes in Control of Registrant.

On March 25, 2017, the Company announced that OM plc agreed to sell a 24.95% shareholding in the Company to HNA Capital US (“HNA”), which we refer to as the HNA Minority Sale. The HNA Minority Sale comprises a sale of 9.95% of the Company's ordinary shares in a first tranche at a price per share of $15.30, which closed on May 12, 2017 and a further 15% in a second tranche at a price per share of $15.75, subject to certain regulatory approvals. As a result of the closing of the first tranche of the HNA Minority Sale, OM plc no longer owns a majority of the Company's outstanding ordinary shares and no one beneficial holder will own a majority of the outstanding ordinary shares.

ITEM 7.01	Regulation FD.

On May 12, 2017, the Company issued a press release announcing the closing of the first tranche of the HNA Minority Sale, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 8.01	Other Events.

Board Governance

In connection with the closing of the first tranche of the HNA Minority Sale, OM plc expects to appoint a representative of HNA to the Company's Board of Directors (the "Board of Directors"). This representative, upon appointment, will replace Russell Carmedy, who will resign from the Board of Directors at that time. Following the completion of the second tranche of the HNA Minority Sale, HNA will have the right to appoint two directors to the Board of Directors, including the representative described above and OM plc will have no right to appoint directors.

In addition, as a result of the closing of the first tranche of the HNA Minority Sale, the Company's President and Chief Executive Officer, Peter Bain, has been appointed directly by the Board of Directors and accordingly is no longer an appointee of OM plc.

Risk Factor Updates
The following risk factors are provided to update the risk factors of the Company previously disclosed under the heading "Risks Related to Our Ownership Structure" and "Risks Related to Investing in our Ordinary Shares" in the periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K") and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2016 Form 10-K.
Risks Related to our Ownership Structure
OM plc has significant power to influence our business.
Following the expected Public Offering and the Repurchase Transaction, OM plc will beneficially own 22.4% of our outstanding ordinary shares, or 20.1% if the underwriter exercises its option to purchase additional ordinary shares in full. As a result of its significant share ownership, and pursuant to the rights of OM plc under the shareholder agreement that we have entered into with OM plc, or the Shareholder Agreement, OM plc has significant power to influence our business, including the right to appoint two directors to our Board of Directors following the expected Public Offering. This concentration of ownership may have the effect of delaying or preventing a change in control of us or discouraging others from making tender offers for our ordinary shares. It also may make it difficult for other shareholders to replace management and may adversely impact the trading price of our ordinary shares because investors often perceive disadvantages in owning ordinary shares in companies with significant shareholders. OM plc will continue to have the right to appoint two directors so long as it holds at least 20% of our outstanding ordinary shares and will have the right to appoint one director so long as it holds 7% of our outstanding ordinary shares. However, if the second tranche of the HNA Minority Sale closes, then OM plc has contractually agreed to assign its right to appoint two directors to HNA and OM plc will no longer have the right to appoint any of our directors. Following such time, HNA will continue to have the right to appoint directors until it ceases to own at least 7% of our outstanding ordinary shares.
Pursuant to the Shareholder Agreement, OM plc has approval rights over various matters until the date OM plc ceases to beneficially own at least 20% of our outstanding ordinary shares, including:

•
any merger or acquisition with consideration paid or payable (including a pro rata share of the debt assumed) of more than $100 million, or any disposition of assets with a fair market value of more than $100 million, involving us or one of our subsidiaries or controlled Affiliates, on the one hand, and any other person, on the other hand;

•	any incurrence or guarantee of (or grant of a lien with respect to) external recourse debt in an amount greater than $700 million;

•
any issuance of share capital other than (i) issuances of equity awards to directors or employees pursuant to a compensation plan or (ii) issuances of share capital in connection with an acquisition involving a consideration payable not exceeding $100 million;

•	entry into or amendment or termination of any material joint venture or strategic alliance;

•
any declaration or payment of a dividend other than in accordance with our dividend policy approved by our Board of Directors as of the date that OM plc ceased to beneficially own more than 50% of our outstanding ordinary shares;

•	listing or delisting of any securities on a securities exchange;

•	any agreement or arrangement that would conflict with the terms of the Shareholder Agreement;

•	any amendment, termination or waiver of any rights under our constitutional documents or material rights under our agreements with Affiliates; and

•	any filing or petition under bankruptcy laws, admission of insolvency or similar actions by us or any of our subsidiaries or controlled affiliates, or our dissolution or winding-up.

The foregoing approval rights may not be transferred to a third party by OM plc. In addition, if the second tranche of the HNA Minority Sale closes, then all of the foregoing approval rights will terminate. The ownership by OM plc of a significant percentage of our ordinary shares, its right to appoint directors and its significant influence with respect to certain matters as described above limits the ability of other shareholders to influence corporate matters.
We were a “controlled company” within the meaning of the NYSE Listed Company Manual while OM plc owned more than 50% of our outstanding ordinary shares and, as a result, during a one-year transition period, qualify for, and may rely on, exemptions from certain corporate governance requirements.

We were a “controlled company” within the meaning of the NYSE Listed Company Manual while OM plc owned a majority of our outstanding ordinary shares. Under the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements in the NYSE Listed Company Manual, including the requirement that a majority of our Board of Directors and all of the directors on our committees be independent. Pursuant to the transition rules of the NYSE, by May 12, 2018 we must comply with all of the corporate governance requirements of the NYSE. Accordingly, shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements of the NYSE Listed Company Manual until such time as we are in full compliance with the corporate governance requirements of the NYSE.

All of our committees of the Board of Directors will consist entirely of independent directors following the closing of the expected Public Offering and, following the resignation of Messrs. Bohart and Schneider on June 30, 2017, a majority of our Board of Directors will consist of independent directors in full compliance with the corporate governance requirements of the NYSE.

OM plc continues to execute on its previously announced plan to separate its underlying businesses. This separation could adversely impact our relationship with our Affiliates and their clients.
On March 11, 2016, OM plc announced the results of a strategic review, which included a plan to separate from its underlying businesses, including OMAM. OM plc further announced on December 12, 2016 its intention to continue the reduction of its holdings in OMAM in an orderly manner which balances value, cost, time and risk. As previously disclosed, on March 25, 2017, OM plc announced that it had agreed to sell 24.95% of our outstanding ordinary shares to HNA Capital US, or HNA, in a two-step transaction, or the HNA Minority Sale. The HNA Minority Sale comprises a sale of 9.95% of our ordinary shares in a first tranche which closed on May 12, 2017 and a further 15% in a second tranche, subject to certain regulatory approvals. Following the completion of the HNA Minority Sale, the expected Public Offering and the Repurchase Transaction, OM plc’s percentage ownership of our outstanding ordinary shares will be reduced to no greater than 5.5% (assuming a full exercise of the underwriter’s option to purchase additional ordinary shares) and, perhaps, lower if there are additional sales of our ordinary shares by OM plc. We can provide no assurances as to the timing or manner in which OM plc may execute upon its strategy with respect to the separation process and any impact such separation may have on us.  There can be no assurance that any discussions will result in a sale of our ordinary shares held by OM plc or that the second tranche of the sale of ordinary shares to HNA will occur.
Our Affiliates are (or have subsidiaries who are) U.S. registered investment advisers. Certain of our Affiliates provide investment advisory services to investment companies registered under the Investment Company Act pursuant to the terms of an investment advisory agreement between the Affiliate and the applicable U.S. registered investment company. Certain of our Affiliates have been retained by U.S. registered investment advisers to certain U.S. registered investment companies to provide investment subadvisory services to U.S. registered investment companies pursuant to the terms of an investment subadvisory agreement between the Affiliate and the relevant U.S. registered investment adviser. Each of these investment advisory and subadvisory agreements provides for its automatic termination in the event of its “assignment,” as defined in the Investment Company Act. The investment advisory agreements between our Affiliates, (or their subsidiaries) and their non-registered investment company clients provide that there can be no “assignment,” as defined under the Advisers Act, of those agreements without the consent of the client.

Although it is not expected that the expected Public Offering will constitute an assignment of any investment advisory or subadvisory agreements for purposes of the Advisers Act or the Investment Company Act, if (i) the HNA Minority Sale, the expected Public Offering, the Repurchase Transaction, any additional purchases of our ordinary shares by HNA or any future acquisition of a block of our voting securities by a third party, separately or together, were deemed an “assignment” of the underlying investment advisory and subadvisory agreements between our Affiliates (or their subsidiaries) and their clients under the Advisers Act and Investment Company Act and (ii) non-registered investment company clients do not consent to the assignment and/or registered investment company clients do not enter into new advisory agreements, our results of operations could be materially and adversely affected. In addition, current clients, prospective clients and consultants may be reluctant to commit to make new or additional investments with our Affiliates, or invest in funds sponsored or sub-advised by our Affiliates, for some period of time following the HNA Minority Sale or other sale, which may adversely affect our results of operations.
As a result of the closing of the sale transaction with HNA, Heitman management has the right to purchase our ownership interest in Heitman at our good faith estimate of the reasonable value of such interest.
Under the Third Amended and Restated Limited Liability Company Operating Agreement of Heitman LLC, or the Heitman Agreement, a “control change” of Heitman may not take place unless the subsidiary through which OMUS owns an interest in Heitman, or the Class B Member, first offers to the employee-owned entity that is the other member of Heitman, or the Heitman Employee Entity, the right to purchase the Class B Member’s interest in Heitman at a price equal to the Class B Member’s good faith estimate of the reasonable value of its interest in Heitman. Heitman has notified us that it believes that the closing of the sale transaction with HNA constitutes a “control change” under the Heitman Agreement and we have determined not to dispute this position. Accordingly, we have offered the Class B Member’s interest in Heitman to the Heitman Employee Entity as required by the Heitman Agreement. If the Heitman Employee Entity were to exercise its right to purchase the Class B Member’s interest in Heitman, then, upon the closing of the purchase, Heitman would no longer be one of our Affiliates. For the year ended December 31, 2016, earnings received from our investment in Heitman represented approximately 5% of our total economic net income and Heitman had no impact on our $11.0 million NCCF revenue flow.
OM plc’s continuing significant interest in us may result in conflicts of interest.
For as long as OM plc continues to beneficially own at least 20% of our outstanding ordinary shares, it will continue to be able to strongly influence or effectively control certain of our decisions through the approval rights granted to OM plc pursuant to the Shareholders Agreement. See “—OM plc has significant power to influence our business.” These approval rights of OM plc will terminate upon the closing of the second tranche of the HNA Minority Sale because OM plc’s ownership interest after giving effect to the expected Public Offering and the Repurchase Transaction will be less than 20%.
The interests of OM plc could conflict in material respects with those of our other shareholders. For example, OM plc, until the closing of the second tranche of the HNA Minority Sale may prevent us from incurring indebtedness above $700 million or making acquisitions greater than $100 million for any reason, including if such actions would negatively affect its credit rating or otherwise influence its financial metrics. OM plc also could, for similar or other reasons, refuse to approve the amount and timing of our investments and dispositions, or the issuance of additional ordinary shares. Any such actions by OM plc could affect the amount of cash available for distribution to shareholders. OM plc may have tax positions that are different from ours which could influence its decisions regarding whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, until the closing of the second tranche of the HNA Minority Sale, the structuring of future transactions may take into consideration OM plc’s tax considerations even where no similar benefit would accrue to us.
OM plc is also allowed to take into account the interests of parties other than us in resolving conflicts of interest. Due to our formation as an English plc, OM plc owes no duty to our other shareholders. Furthermore, our articles of association specify that no officer or director owes any duty to any individual shareholder. Other affiliates of OM plc and existing and former personnel employed by OM plc may not be subject to non-competition, non-solicitation and confidentiality agreements to which members of our management and those of our Affiliates are subject and thus may not be prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.
The Shareholder Agreement gives OM plc significant influence over our business and information sharing by us and our Affiliates from that deemed to be standard in the investment management industry. While overlaying these additional governance and risk management structures onto the highly regulated investment management business may be viewed as a desirable added layer of regulatory oversight, it may be viewed by Affiliates and potential acquisition targets as being overly cumbersome, controlling and costly and thus a competitive deterrent to a third party becoming affiliated with us.

Our ability to pay regular dividends to our shareholders is subject to the discretion of our Board of Directors and, in some instances, OM plc, and may be limited by our holding company structure and applicable provisions of the laws of England and Wales.
We target a dividend payout in the range of 25% of ENI, subject to maintaining a sustainable quarterly dividend per share. Until OM plc ceases to beneficially own at least 20% of our outstanding ordinary shares, the approval of OM plc will be required to declare any dividend other than in accordance with our current dividend policy approved by our Board of Directors. Notwithstanding the above, any declaration of dividends will be at the discretion of our Board of Directors, and will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that our Board of Directors deems relevant in making such a determination. Under English law, we may only pay dividends out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization and provided that at the time of payment of the dividend, the amount of our net assets is not less than the total of our called-up share capital and undistributable reserves. In addition, as a holding company, we will be dependent upon the ability of our Affiliates to generate earnings and cash flows and distribute them to us so that we may pay dividends to our shareholders. The ability of our Affiliates to distribute cash to OMUS will be subject to their operating results, cash requirements and financial condition, the applicable provisions of governing law which may limit the amount of funds available for distribution, their compliance with covenants and financial ratios related to existing or future indebtedness, and their other agreements with third parties. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our ordinary shares.
Our separation from OM plc could have a negative impact on our commercial and regulatory relationships and an adverse effect on our business and results of operations.
The separation from OM plc could adversely impact our relationships with certain of our current or potential business partners and/or regulators as we may no longer be viewed as a part of OM plc’s group of companies. If we no longer are entitled to benefit from the relationship with OM plc, we may not be able to obtain certain services at the same level or obtain the same benefit through new, independent relationships with third-party vendors. Likewise, we may not be able to replace the service and arrangement in a timely manner or on terms and conditions, including cost, as favorable as those we previously have received as a subsidiary of OM plc. Some third parties may re-price, modify or terminate their vendor relationships with us were we no longer a majority-owned subsidiary of OM plc. Additionally, if we are no longer included as part of OM plc’s group for consolidated supervision by the Prudential Regulation Authority, we may become subject to regulation by the Financial Conduct Authority (FCA) as a result of our three FCA regulated subsidiaries. If the FCA subjects us to consolidated supervision, we may become subject to distinct or more onerous requirements with respect to, among other things, compensation practices, risk reporting and/or regulatory capital than those imposed in our current regulatory environment.
In addition, certain of OM plc’s other affiliates have established investment advisory and other investment-advisory related relationships with our Affiliates pursuant to which our Affiliates derive revenue. For the year ended December 31, 2016, OM plc and its subsidiaries (other than the Company and our Affiliates) contributed less than 1% of total gross management fee revenue, including equity-accounted Affiliates. We cannot predict whether these relationships would continue when we are no longer a majority-owned subsidiary of OM plc.
The risks relating to our separation from OM plc could materialize or evolve at any time and we cannot accurately predict the impact that our separation from OM plc will have on our business and the businesses of our Affiliates, distribution partners, service providers, vendors and other business partners.
Risks Related to Investing in our Ordinary Shares
Our efforts to raise capital could be dilutive to our ordinary shareholders and could cause our share price to decline.
If we raise additional funds by issuing additional ordinary shares, dilution to our shareholders could result. If we raise additional funds by issuing additional debt securities, these additional debt securities may have rights, preferences and privileges senior to those of holders of our ordinary shares, and the terms of the additional debt securities issued could impose significant restrictions on our operations. A failure to obtain adequate funds may affect our ability to make acquisitions of new affiliates or to seed new products of existing Affiliates, and may have a material adverse effect on our business and financial condition.

Future sales of our ordinary shares by us, OMGUK, HNA or other shareholders could cause our share price to decline.
If we, OMGUK, HNA or other shareholders sell, or indicate an intention to sell, or there is a perception that they might sell substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline below the current trading level.
Sales by OMGUK, HNA or other shareholders or the possibility that these sales may occur also may make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.
Pursuant to a registration rights agreement that we have entered into with OM plc, we agreed to use our reasonable best efforts to file registration statements and prospectus supplements from time to time for the sale of ordinary shares held by OMGUK now or in the future. We filed a registration statement on Form S-3 registering all of the ordinary shares held by OMGUK, which was declared effective on December 3, 2015. In addition, HNA has informed us that it has pledged certain of our ordinary shares as collateral in connection with a margin loan. We are not a party to the margin loan documents; however, a foreclosure on the pledged shares could materially and adversely affect the price of our ordinary shares. In addition, the pledged ordinary shares and margin loan could present an actual or perceived conflict of interest with respect to any employee or affiliate of HNA who may serve as a director on our Board of Directors.
We cannot predict the size of future issuances of our ordinary shares or the effect, if any, that future issuances and sales of our ordinary shares may have on the market price of our ordinary shares. Sales or distributions of substantial amounts of our ordinary shares, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our ordinary shares to decline.
As a public company whose ordinary shares are publicly traded in the U.S., our management devotes substantial time to compliance with our public company legal and reporting obligations.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to implement specific corporate governance practices and adhere to a variety of reporting requirements under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and the related rules and regulations of the SEC, as well as the rules of the NYSE. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition. Our management and other personnel devote substantial time to compliance with our public company obligations. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.
In addition, Sarbanes-Oxley requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, commencing with our Annual Report on Form 10-K for fiscal year 2015, we have performed system and process evaluations and we have tested our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley, and obtain an auditor attestation as to the effectiveness of our internal controls.
Testing may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 has required that we incur additional accounting expense and expend additional management time on compliance-related issues. Moreover, if at any time we are not able to comply with the requirements of Section 404 in a timely manner, or if we identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our ordinary shares could decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities, which would require additional financial and management resources.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Repurchase Agreement, dated May 14, 2017, by and among OM Asset Management plc, Old Mutual plc and OM Group (UK) Limited
99.1	Press Release issued by the Company on May 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 15, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Repurchase Agreement, dated May 14, 2017, by and among OM Asset Management plc, Old Mutual plc and OM Group (UK) Limited
99.1	Press Release issued by the Company on May 12, 2017